UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 29, 2017 (December 22, 2017) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Sonic Foundry, Inc. (the “Company”) and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) entered into a Eleventh Amendment to Second Amended and Restated Loan and Security Agreement (the “Eleventh Amendment”) with Silicon Valley Bank (“Silicon Valley”) on December 22, 2017. Under the Eleventh Amendment: (i) the Minimum EBITDA covenant was modified to require Minimum EBITDA (as defined) plus the net change in Deferred Revenue for the period ending December 31, 2017, measured on a trailing three (3) month basis, no worse than negative ($1,900,000); for the quarterly period ending March 31, 2018, measured on a trailing three (3) month basis, no less than Zero Dollars and for the quarterly period ending June 30, 2018, and each quarterly period thereafter, in each case measured on a trailing six month basis, no less than Zero Dollars.
On December 28, 2017, the Company also entered into a Modification No. 4 to the Loan and Security Agreement (“Modification No. 4”) with Partners for Growth IV, L.P., which sets forth the same financial covenant modifications as set forth above.
A copy of the both the Eleventh Amendment and Modification No. 4 are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified by reference to the entire document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Eleventh Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of December 22, 2017 among registrant, SFMS and Silicon Valley Bank.

10.2	Modification No. 4 to the Loan and Security Agreement entered into as of December 28, 2017 among registrant and Partners for Growth IV. L.P.

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Eleventh Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of December 22, 2017 among registrant, SFMS and Silicon Valley Bank.
10.2	Modification No. 4 to the Loan and Security Agreement entered into as of December 28, 2017 among registrant and Partners for Growth IV. L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

December 29, 2017

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer